Exhibit 1.1

Execution copy
ENCORE ENERGY PARTNERS LP
8,200,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
June 29, 2009

UNDERWRITING AGREEMENT
June 29, 2009
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
     As Representatives of the several Underwriters
     named in Schedule A attached hereto
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 8,200,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 1,230,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” This agreement (the “Agreement”) is to confirm the agreement among the Partnership, Encore Energy Partners GP LLC, a Delaware limited liability company (the “General Partner”), and Encore Energy Partners Operating LLC, a Delaware limited liability company (“OLLC” and, together with the Partnership and the General Partner, the “Partnership Entities”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters (the “Offering”).
     Prior to the date hereof, Encore Operating, L.P., a Texas limited partnership (“Encore Operating”), OLLC and the Partnership entered into a purchase and sale agreement (the “Purchase and Sale Agreement”), dated effective as of April 1, 2009, whereby OLLC agreed to acquire from Encore Operating certain oil and natural gas producing properties in the Rockies and the Permian Basin for aggregate consideration of $190 million in cash, subject to customary purchase price adjustments and closing conditions.
     A registration statement on Form S-3 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:

     (i) “Applicable Time” means 7:00 P.M. (New York time) on the date of this Agreement;
     (ii) “Base Prospectus” means the Base Prospectus filed as part of the Registration Statement, in the form in which it has been most recently amended on or prior to the date hereof, relating to the Units;
     (iii) “Effective Date” means the time of the Registration Statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters;
     (iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
     (v) “Preliminary Prospectus” means any preliminary prospectus relating to the Units, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus together with (i) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time and identified on Schedule B-1 hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations, and (ii) the information set forth on Schedule B-2 hereto;
     (vii) “Prospectus” means the final prospectus relating to the Units, including the Base Prospectus and the prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (viii) “Registration Statement” means, collectively, the registration statement on Form S-3 (File No. 333-153768), as amended as of the Effective Date, including any Preliminary Prospectus and the Prospectus and all exhibits to such registration statement.
Any reference to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the

Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Partnership or relating to the offering of the Units has been instituted or, to the knowledge of the Partnership Entities, threatened by the Commission.
     As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     The “Organizational Documents” shall mean each of the GP Agreement (as defined below), the Partnership Agreement (as defined below), the OLLC Agreement (as defined below) and the certificates of limited partnership or formation and other organizational documents of the General Partner and the Partnership.
     The Partnership and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $13.728 per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease that public offering price after the initial public offering to the extent you may determine. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Underwriters may determine.
     In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by Barclays Capital Inc. on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as Barclays Capital Inc. may determine to eliminate fractional Units), subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the certificates for the Firm Units in book entry to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on July 6, 2009 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
     Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
     Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Baker Botts L.L.P. at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Partnership Entities. Each of the Partnership Entities, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
     (a) Status. The Partnership was not at the earliest time after filing of the Registration Statement at which the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.
     (b) Conformity to the Securities Act. The Registration Statement conformed and will conform in all material respects, on the Effective Date and on the date of the time of purchase or additional time of purchase, if any, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms in all material respects on the date hereof, and the Prospectus and any amendment or supplement thereto will conform in all material respects, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the date of the time of purchase or additional time of purchase, if any, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Pricing Disclosure Package or the Prospectus conformed or will conform in all material respects, when filed with the Commission, to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (c) Misleading Statements — Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by the Representatives on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10 hereof.
     (d) Misleading Statements — Prospectus. The Prospectus and any amendment or supplement thereto will not, as of its date and on the date of the time of purchase or additional time of purchase, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Representatives on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10 hereof.
     (e) Misleading Statements — Documents Incorporated by Reference. The documents incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus did not, as of the Effective Date, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact (i) solely in the case of the Registration Statement, required to be stated therein or (ii) necessary to make the statements therein (in the case of the documents incorporated by reference into the Pricing Disclosure Package or the Prospectus, in the light of the circumstances under which they were made) not misleading.
     (f) Misleading Statements — Pricing Disclosure Package. The Pricing Disclosure Package will not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Units and disclosures directly relating thereto will be included in the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by the Representatives on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10 hereof.

     (g) Misleading Statements — Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package, as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Units and disclosures directly relating thereto will be included in the Prospectus.
     (h) Free Writing Prospectuses. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (i) Formation, Good Standing and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business and, (i) in the case of the General Partner, to act as the general partner of the Partnership, and (ii) in the case of the General Partner, the Partnership and OLLC, to execute and deliver this Agreement to consummate the transactions contemplated hereby.
     (j) Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”); or (ii) subject the limited partners of the Partnership to any material liability or disability; insofar as the foregoing representation relates to the qualification of each Partnership Entity, the applicable jurisdictions are set forth on Schedule B-3 hereto.
     (k) Ownership of the General Partner. Encore Partners GP Holdings LLC, a Delaware limited liability company (“GP Holdings”) owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP Agreement”), as in effect at the time of purchase, and GP Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).
     (l) Ownership of the Partnership.
          (i) General Partner Interest. The General Partner is the sole general partner of the Partnership, with an approximate 1.4% general partner interest in the Partnership (the “GP Interest”) represented by 504,851 General Partner Units (as defined in the Partnership Agreement); such general partner interest is the only general partner interest of the Partnership that is issued and outstanding; and such general partner interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Encore Energy Partners LP, dated as of September 17, 2007, as amended (the “Partnership Agreement”), and is owned by the General Partner free and clear of all Liens, other than Liens described in the Pricing Disclosure Package and Liens created by or arising under the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).
          (ii) Limited Partner Interests. The limited partners of the Partnership hold Common Units in the Partnership aggregating an approximate 98.6% limited partner interest in the Partnership (the “LP Interest”), represented by (as of June 22, 2009 and excluding the Units) (i) 14,913,555 publicly traded Common Units (representing an approximate 41.0% limited partner interest), (ii) 9,995,801 Common Units (representing an approximate 27.5% limited partner interest) owned by Encore Partners LP Holdings LLC, a Delaware limited liability company (“LP Holdings”) and (iii) 10,928,254 Common Units (representing an approximate 30.1% limited partner interest) owned by Encore Operating; such Common Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such Common Units have been duly authorized and validly issued pursuant to the Partnership Agreement, and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); LP Holdings and Encore Operating own such limited partner interests free and clear of all Liens, other than Liens described in the Pricing Disclosure Package and Liens created by or arising under the Partnership Agreement or the Delaware LP Act.
     (m) Ownership of GP Holdings. Encore Acquisition Company, a Delaware corporation (“EAC”), owns 100% of the issued and outstanding membership interests in GP Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability agreement of GP Holdings (the “GP Holdings Agreement”) and are fully paid (to the extent required under the GP Holdings Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and EAC owns such membership interests free and clear of all Liens, other than Liens described in the Pricing Disclosure Package and Liens created by or arising under the Delaware LLC Act.
     (n) Ownership of LP Holdings. EAC owns 100% of the issued and outstanding membership interests in LP Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability agreement of LP Holdings (the “LP Holdings Agreement”) and are fully paid (to the extent required under the LP Holdings Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and EAC owns such membership interests free and clear of all Liens, other than Liens described in the Pricing Disclosure Package and Liens created by or arising under the Delaware LLC Act.
     (o) Ownership of OLLC. The Partnership owns 100% of the issued and outstanding membership interests in OLLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability agreement of OLLC (the “OLLC Agreement”) and are fully paid (to the extent required under the OLLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, other than Liens under or permitted by the Partnership’s Amended and Restated Credit Agreement dated as of March 7, 2007, as amended (the “Credit Agreement”) by and among OLLC, the Partnership, Bank of America, N.A., as administrative agent and L/C Issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders party thereto, Liens described in the Pricing Disclosure Package and Liens created by or arising under the Delaware LLC Act.
     (p) Subsidiaries. The Partnership has no direct or indirect subsidiaries (as defined under the Securities Act) other than the subsidiaries listed in Exhibit 21.1 of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (collectively, sometimes referred to herein as the “Subsidiaries”); other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to you; and each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) Valid Issuance of Units. As of the time of purchase or any additional time of purchase, the Firm Units and the Additional Units, if any, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—Unitholder liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions” and “Our Partnership Agreement—Limited Liability” and (ii) Sections 17-303, 17-607

and 17-804 of the Delaware LP Act); and other than the LP Interest and the GP Interest, the Units will be the only partner interests of the Partnership issued and outstanding as of the time of purchase and any additional time of purchase, as applicable; the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Partnership’s formation and governing documents or any agreement or other instrument to which the Partnership or any of the Partnership Entities or their affiliates is a party or by which any of them or any of their respective properties may be bound or affected.
     (r) Conformity to Description of Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (s) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. Each of the Partnership Entities has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. At each time of purchase, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.
     (t) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Entities.
     (u) Authorization, Execution and Delivery of the Purchase and Sale Agreement. The Purchase and Sale Agreement has been duly authorized, executed and delivered by the Partnership, OLLC and Encore Operating, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited (A) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) with respect to the indemnity, contribution and exoneration provisions therein, by public policy and applicable laws relating to fiduciary duties and indemnification.
     (v) No Conflicts or Violations; No Default. None of the Partnership Entities is (A) in violation of its respective Organizational Documents, or (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, which breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by the Purchase and Sale Agreement or this Agreement, including the Offering, the Registration Statement, the Pricing Disclosure Package and the Prospectus. The execution, delivery and performance of this Agreement by the Partnership Entities, the execution, delivery and performance of the Purchase and Sale Agreement by the Partnership Entities a party thereto, the issuance and sale of the Units and the consummation of the transactions contemplated hereby and by the Purchase and Sale Agreement will not (I) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the Organizational Documents of any of the Partnership Entities, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the Partnership Entities, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (II) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and for any such breach, violation or default that would not have a Material Adverse Effect.
     (w) No Consents Regarding this Offering. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any Partnership Entity or its property (including, without limitation, the NYSE) (each, a “Consent”) or any approval of the security holders of the Partnership Entities, is required in connection with the Offering and the execution, delivery and performance of this Agreement by the Partnership Entities or the consummation by the Partnership Entities of the transactions contemplated hereby other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) and (iii) such Consents that have been, or prior to the time of purchase will be, obtained, or, if not obtained would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.
     (x) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it the Units or other equity interests of the Partnership, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Units or other equity interests in the Partnership, (iii) no person has any resale rights in respect of the Units that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any equity interests in the Partnership, or to include any such interests in the Registration Statement or the Offering contemplated thereby.
     (y) Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has or will have made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Partnership Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (z) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus under the headings “Description of Common Units,” “Conflicts of Interest and Fiduciary Duties,” “Our Partnership Agreement,” “Cash Distribution Policy,” “Material Tax Considerations,” “Material Tax Consequences” and “Underwriting” (and any similar information, if any, contained in any Issuer Free Writing Prospectus), insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (aa) Litigation. Except as described in the Pricing Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership Entities, threatened or contemplated to which any of the Partnership Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.
     (bb) Independent Registered Public Accounting Firms. Ernst & Young LLP, whose reports on the (A) consolidated balance sheets of the General Partner and the Partnership as of December 31, 2008 and 2007 and (B) the Partnership’s consolidated statements of operations, partners’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2008 are included in or incorporated by reference in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (cc) Reserve Engineer. Miller and Lents, Ltd. (the “Engineer”), whose reserve evaluations are referenced or appear, as the case may be, in the Pricing Disclosure Package and the Prospectus, are independent engineers with respect to the Partnership; and the historical information underlying the estimates of the reserves of the Partnership supplied by the Partnership to the Engineer for the purposes of preparing the reserve reports of the Partnership incorporated by reference in the Pricing Disclosure Package and the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Partnership’s ownership interests in properties, was true and correct in all material respects on the date of each such Reserve Report and was prepared in all material respects in accordance with customary industry practices.
     (dd) Financial Statements. The consolidated historical financial statements, together with the related notes and schedules, of the Partnership and the General Partner included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Partnership and the General Partner as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary consolidated financial and operating data set forth under the caption “Summary Consolidated Financial Data” in the Preliminary Prospectus and the Prospectus (or similar sections or information in any Issuer Free Writing Prospectus) fairly present in all material respects, on the basis stated in the Preliminary Prospectus and the Prospectus, the information included therein.

     (ee) No Material Adverse Change. Subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (ff) Investment Company. None of the Partnership Entities is and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the Offering and sale of the Units, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (gg) Title to Properties. Each of the Partnership Entities has good and marketable title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens except (i) as described in the Pricing Disclosure Package, (ii) pursuant to the Credit Agreement, (iii) as would not, individually or in the aggregate, have a Material Adverse Effect, and (iv) as do not materially interfere with the use of such properties, taken as a whole, as described in the Pricing Disclosure Package and the Prospectus. All of the property held under lease by any of the Partnership Entities is held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Pricing Disclosure Package and the Prospectus.
     (hh) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Pricing Disclosure Package or Prospectus, as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that Barclays Capital Inc. could reasonably conclude that proceeding with the Offering would be inadvisable; none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ii) Intellectual Property. Each of the Partnership Entities owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse

Effect; and none of the Partnership Entities has received any notice of conflict with, any such rights of others.
     (jj) Labor and Employment. No labor disputes with the employees that are engaged in the businesses of the Partnership Entities exist or, to the knowledge of the Partnership Entities, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees providing services to any of the Partnership Entities.
     (kk) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, each of the Partnership Entities and their subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership Entities there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership Entities, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the Partnership Entities (collectively, “Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Pricing Disclosure Package and the Prospectus, to the knowledge of the Partnership Entities, none of the Partnership Entities or their subsidiaries is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”).
     (ll) Tax Returns. All tax returns required to be filed by the Partnership Entities through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.
     (mm) Insurance. The Partnership Entities maintain insurance covering their respective properties, operations, personnel and businesses as each Partnership Entity reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; none of the Partnership Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
     (nn) No Business Interruptions. None of the Partnership Entities has sustained since the date of the last audited financial statements included in the Pricing Disclosure Package and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (oo) Internal Controls. Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (pp) Adequacy of Internal Controls. Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership Entities’ independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership Entities’ ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership Entities’ internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership Entities’ independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Partnership Entities and the General

Partner’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.
     (qq) Related Party Transactions. None of the Partnership Entities has, directly or indirectly, including through any Subsidiary extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or to or for any family member or affiliate of any director or executive officer of the General Partner.
     (rr) Forward-Looking Statements. Each “forward-looking statement” contained in the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
     (ss) Statistical and Market-Related Data. All statistical or market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (tt) No Prohibition on Distributions. The Partnership is not currently prohibited, directly or indirectly, from making distributions in respect of its equity securities, except in each case as described in (A) the Pricing Disclosure Package and the Prospectus and (B) the Organizational Documents of the Partnership.
     (uu) NYSE Listing. The Units have been approved for listing on the NYSE, subject to official notice of issuance.
     (vv) No Brokers’ Fees. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.
     (ww) No Stabilizing Transactions. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (xx) FINRA Affiliations. To the knowledge of the Partnership Entities, other as disclosed in the Pricing Disclosure Package, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, any of the General Partner’s officers or directors, any 5% or greater securityholders of the Partnership, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Pricing Disclosure Package.

     (yy) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed nor will they distribute, prior to the later to occur of (x) the time of purchase and additional time of purchase and (y) the completion of the distribution of the Units, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.
     (zz) No Foreign Operations. None of the Partnership Entities conducts business operations outside the United States.
     Any certificate signed by any officer of the Partnership Entities or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Partnership Entity or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     4. Certain Covenants of the Partnership and the General Partner. The Partnership and the General Partner hereby agree:
     (a) To prepare the Prospectus in a form approved by Barclays Capital Inc. (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the time of purchase or additional time of purchase, if any, except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (b) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the

Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (c) To deliver promptly to the Underwriters such number of the following documents as Barclays Capital Inc. shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Registration Statement or the Prospectus; and, if the delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Units and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Barclays Capital Inc. and, upon its request, to file such document that will correct such statement or omission or effect such compliance and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as Barclays Capital Inc. may from time to time reasonably request of such amended or supplemented Prospectus or other documents.
     (d) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Partnership or Barclays Capital Inc., be required by the Securities Act or requested by the Commission.
     (e) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of Barclays Capital Inc. to the filing, which consent shall not be unreasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Partnership, required by law.
     (f) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of Barclays Capital Inc.
     (g) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the

Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify Barclays Capital Inc. and, upon its request, to file such document and to prepare and furnish without charge to the Underwriters as many copies as Barclays Capital Inc. may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
     (h) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and to deliver to the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations.
     (i) Promptly from time to time to take such action as Barclays Capital Inc. may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as Barclays Capital Inc. may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject; and
     (j) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
     (k) To pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Preliminary Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the FINRA, including the reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, and (ix) the performance of the Partnership’s other obligations hereunder; provided, however, that except as otherwise provided in this Section 4 and in Section 5 hereof, the Underwriters shall bear and pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes payable in connection with the resale of any Units by the Underwriters and any “tombstone” or other advertising expenses incurred by them in connection with the announcement of their participation in the Offering.
     (l) Beginning on the date hereof and ending on, and including, the date that is 45 days after the date of this Agreement (the “Lock-Up Period”), without the prior written consent of Barclays Capital Inc., not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) the issuance of employee unit options or phantom units that do not vest or become exercisable during the Lock-Up Period pursuant to the Encore Energy Partners GP LLC Long-Term Incentive Plan, (C) issuances of Common Units or other rights to acquire Common Units in private transactions in connection with future acquisitions by the Partnership, provided that the persons receiving Common Units or other rights to acquire Common Units shall have agreed in writing to be bound by the terms of these lock-up provisions during the Lock-Up Period, and (D) issuances of Common Units in underwritten public transactions in connection with future acquisitions.

     (m) The Partnership has obtained, or will use its reasonable best efforts to obtain, for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and each beneficial owner of more than 5% of the Common Units named in Exhibit A-1 hereto.
     (n) Prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any Subsidiary, or the offering of the Units, without your prior consent.
     (o) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus or any Issuer Free Writing Prospectus.
     (p) Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (q) To use its reasonable best efforts to cause the Units to be listed on the NYSE and to maintain such listing on the NYSE.
     (r) To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.
     Each Underwriter, severally and not jointly, agrees that it shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Partnership and Barclays Capital Inc. (any such issuer information with respect to the use of which the Partnership and Barclays Capital Inc. has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 4, shall not be deemed to include information prepared by or on behalf of the Underwriters on the basis of or derived from issuer information.
     5. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Partnership Entities to perform any agreement on their part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Partnership Entities is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership shall reimburse the Underwriters for all reasonable out-of-pocket expenses

(including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units. If the Units are not delivered by reason of the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default of one or more Underwriters in its or their respective obligations hereunder, the Partnership shall not be obligated to reimburse the Underwriters on account of those expenses.
     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Partnership Entities on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:
     (a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Baker Botts L.L.P., counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Barclays Capital Inc., in substantially the form set forth in Exhibit B hereto.
     (b) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms reasonably satisfactory to Barclays Capital Inc., which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus.
     (c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Barclays Capital Inc.
     (d) You shall have received from the Engineer dated the date of the time of purchase or additional time of purchase, if any, a letter in form and substance reasonably satisfactory to you, stating, as of the date hereof and as of the time of purchase or additional time of purchase, if any (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Partnership.
     (e) No Prospectus or Issuer Free Writing Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.
     (f) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).
     (g) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Pricing Disclosure Package nor any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) no Issuer Free Writing Prospectus, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (h) The General Partner will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.
     (i) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(n) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (j) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (k) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.
     (l) The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Barclays Capital Inc., if (1) since the Effective Date, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Partnership Entities, taken as a whole, the effect of which change or development is, in the sole judgment of Barclays Capital Inc., so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of Barclays Capital Inc., makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.
     If Barclays Capital Inc. elects to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.
     If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership shall be unable to comply with any of the terms of this Agreement, the Partnership shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 9 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).
     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Pricing Disclosure Package and the Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
     If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership Entities to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership Entities. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Indemnity and Contribution.
     (a) Each of the Partnership Entities, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration

Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Prospectus, any Preliminary Prospectus and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership, which “issuer information” is required to be, or is, filed with the Commission or in any Prospectus together with any combination of one or more Issuer Free Writing Prospectuses or Non-Prospectus Road Show, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, Issuer Free Writing Prospectus or Non-Prospectus Roadshow, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Issuer Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership Entities, their directors and officers, and any person who controls any of the Partnership Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Entities or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 10 hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Issuer Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the Partnership Entities or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that except as provided in the second paragraph of Section 9(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership Entities, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Entities on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Partnership Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Partnership Entities contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Entities, their directors or officers or any person who controls the Partnership Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Partnership Entities and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Non-Prospectus Roadshow.
     10. Information Furnished by the Underwriters. The statements set forth (i) in the last paragraph on the cover page of the Prospectus and (ii) the statements set forth in the second paragraph under the subsection entitled “Commissions and Expenses,” the paragraphs under the subsection entitled “Stabilization, Short Positions and Penalty Bids” contained in the section under the caption “Underwriting” in any Preliminary Prospectus or the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 9(c) hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and, if to the General Partner, shall be sufficient in all respects if delivered or sent to the General Partner at the offices of the General Partner at 777 Main Street, Suite 1400, Forth Worth, TX 76102, Attention: Jon S. Brumley, President and Chief Executive Officer.
     12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Partnership Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its equity holders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Entities agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Entities and may be enforced in any other courts to the jurisdiction of which the Partnership Entities are or may be subject, by suit upon such judgment.
     14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership Entities and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     15. No Fiduciary Relationship. The Partnership Entities hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Partnership Entities further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership Entities, their management, unitholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Entities hereby confirm their understanding and agreement to that effect. The Partnership Entities and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership Entities regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Entities. The Partnership Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Entities may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     16. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Partnership Entities and their successors and assigns and any successor or assign of any substantial portion of any of the Partnership Entities’ and any of the Underwriters’ respective businesses and/or assets.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     If the foregoing correctly sets forth the understanding among the Partnership, the General Partner, OLLC and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership, the General Partner, OLLC and the Underwriters, severally.

Very truly yours, ENCORE ENERGY PARTNERS LP
By:	Encore Energy Partners GP LLC, as general partner
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

ENCORE ENERGY PARTNERS GP LLC
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

ENCORE ENERGY PARTNERS OPERATING LLC
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Accepted and agreed to as of the date first above written, on behalf of themselves and as representatives of the other several Underwriters named in Schedule A.

BARCLAYS CAPITAL INC.
By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Mark L. Carmain
	Name:	Mark L. Carmain
	Title:	Managing Director

UBS SECURITIES LLC
By:	/s/ Sam Pitts
	Name:	Sam Pitts
	Title:	Managing Director

By:	/s/ Matthew Hartman
	Name:	Matthew Hartman
	Title:	Associate Director

WACHOVIA CAPITAL MARKETS, LLC
By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

SCHEDULE A

Number of
Underwriter	Firm Units

Barclays Capital Inc.	1,640,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,640,000
UBS Securities LLC	1,640,000
Wachovia Capital Markets, LLC	1,640,000
Credit Suisse Securities (USA) LLC	410,000
J.P. Morgan Securities Inc.	410,000
Raymond James & Associates, Inc.	410,000
RBC Capital Markets Corporation	410,000

Total	8,200,000

A-1

SCHEDULE B-1
Schedule of Issuer Free Writing Prospectuses included in the Pricing Disclosure Package
Issuer Free Writing Prospectus dated June 29, 2009 filed by the Partnership under Rule 433(d) of the Securities Act.

B-1-1

SCHEDULE B-2
Information included in Pricing Disclosure Package
Common units offered to the public: 8,200,000, or 1,230,000 if the underwriters’ option to purchase Additional Units is exercised in full.
Public offering price: $14.30 per Unit

B-2-1

EXHIBIT B
FORM OF OPINION OF BAKER BOTTS L.L.P.
          1. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as applicable, under the laws of the State of Delaware with all partnership or limited liability company power and authority necessary to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby, and to own, lease and operate its properties and to conduct its business as currently conducted, in each case as described in the Pricing Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited liability company or foreign limited partnership, as applicable, in each jurisdiction set forth opposite its name on Annex I hereto.
          2. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package and Prospectus.
          3. EAC owns all of the issued and outstanding membership interests of GP Holdings; such membership interests have been duly authorized and validly issued in accordance with the GP Holdings Agreement, and are fully paid (to the extent required under the GP Holdings Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and EAC owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Pricing Disclosure Package, the Prospectus or the GP Holdings Agreement and Liens created by or arising under the Delaware LLC Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EAC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
          4. EAC owns all of the issued and outstanding membership interests of LP Holdings; such membership interests have been duly authorized and validly issued in accordance with the LP Holdings Agreement, and are fully paid (to the extent required under the LP Holdings Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and EAC owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Pricing Disclosure Package, the Prospectus or the LP Holdings Agreement and Liens created by or arising under the Delaware LLC Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EAC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
          5. GP Holdings owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP Agreement, and are fully paid (to the extent required under the GP Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and GP Holdings owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Pricing Disclosure Package, the Prospectus or the GP Agreement and Liens created by or arising under the Delaware LLC Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
          6. The General Partner is the sole general partner of the Partnership and owns 504,851 General Partner Units representing an approximate 1.4% general partner interest in the Partnership; such general partner units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner units free and clear of all Liens (except restrictions on transferability and other Liens as described in the Pricing Disclosure Package, the Prospectus or the Partnership Agreement and Liens created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          7. LP Holdings owns 9,995,801 Common Units (the “LP Holdings Units”); the LP Holdings Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). LP Holdings owns the LP Holdings Units free and clear of all Liens (except restrictions on transferability and other Liens as described in the Pricing Disclosure Package, the Prospectus or the Partnership Agreement and Liens created by or arising under the Delaware LP Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LP Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          8. Encore Operating owns 10,928,254 Common Units (the “Encore Operating Units”); the Encore Operating Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Encore Operating owns the Encore Operating Units free and clear of all Liens (except restrictions on transferability and other Liens as described in the Pricing Disclosure Package, the Prospectus or the Partnership Agreement and Liens created by or arising under the Delaware LP Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Encore Operating as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
          9. The Partnership owns all of the issued and outstanding membership interests of OLLC; such membership interests have been duly authorized and validly issued in accordance with the OLLC Agreement, and are fully paid (to the extent required under the OLLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the OLLC Agreement and Liens created by or arising under the Delaware LLC Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Credit Agreement.
          10. The Firm Units have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, any Preliminary Prospectus and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—Unitholder liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions” and “Our Partnership Agreement—Limited Liability” (and any similar information, if any, contained in any Issuer Free Writing Prospectus) and (ii) matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
          11. Except as identified in the Pricing Disclosure Package and the Prospectus, there are no outstanding preemptive rights or other rights to subscribe for or to purchase any equity securities of the Partnership Entities, in each case pursuant to their respective Organizational Documents or any other agreement or instrument listed as an exhibit to the Registration Statement, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Firm Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Firm Units or other securities of the Partnership other than as described in the Pricing Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.
          12. Each of the Partnership Entities has all requisite limited partnership or limited liability company power and authority to execute and deliver the Underwriting Agreement and perform its respective obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Firm Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement. All limited partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective equityholders, members or partners for the authorization, issuance, sale and delivery of the Firm Units and the consummation of the transactions contemplated by the Underwriting Agreement has been validly taken.
          13. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Partnership Entities.
          14. The Purchase and Sale Agreement has been duly authorized and validly executed and delivered by the Partnership, OLLC and Encore Operating and constitutes a valid and legally binding obligation of each of them, enforceable against each such party in accordance with its terms, provided that, the enforceability of the Purchase and Sale Agreement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
          15. None of (i) the offering, issuance or sale by the Partnership of the Firm Units, (ii) the execution, delivery and performance of the Underwriting Agreement by the Partnership Entities, (iii) the execution, delivery and performance of the Purchase and Sale Agreement by the Partnership Entities a party thereto, or (iv) the consummation of any other transactions contemplated by the Underwriting Agreement and the Purchase and Sale Agreement, (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any other agreement listed on Annex II hereto, or (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, which violations, breaches or defaults, in the case of clauses (B) or (C), would have a Material Adverse Effect or a material adverse effect on the ability of any of the Partnership Entities to consummate the transactions contemplated by the Underwriting Agreement or the Purchase and Sale Agreement; provided, however, such counsel expresses no opinion pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

          16. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership Entities or the consummation of the transactions contemplated by the Underwriting Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel does not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Pricing Disclosure Package and the Prospectus.
          17. The Registration Statement has become effective under the Securities Act; any required filing of the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.
          18. The Registration Statement, the Preliminary Prospectus and the Prospectus, as amended and supplemented and any further amendments and supplements thereto made by the Partnership prior to the time of purchase, appear on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act, except that in each case such counsel expresses no opinion with respect to the financial statements and related schedules (including the notes and schedules thereto and the auditors’ reports thereon), any other financial, statistical or accounting data, or the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, contained in or omitted from the Registration Statement or the Prospectus.
          19. The statements made in the Registration Statement and the Pricing Disclosure Package under the captions “Cash Distribution Policy” “How We Make Cash Distributions,” “Description of the Common Units,” and “Our Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Firm Units), are accurate summaries of the terms of such Common Units in all material respects.
          20. The statements included in the Registration Statement and the Pricing Disclosure Package under the captions “Our Cash Distribution Policy,” “Conflicts of Interest and Fiduciary Duties,” “Our Partnership Agreement,” and “Investment in Us by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.
          21. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
          22. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Firm Units and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.
          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm and independent petroleum engineer and with the Underwriters and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Although such counsel has not independently verified the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent specified in paragraphs 18 and 19 above), such counsel advises the Underwriters that, on the basis of the foregoing (relying to a limited extent with respect to materiality upon statements by officers and other representatives of the Partnership Entities), no facts have come to such counsel’s attention that lead such counsel to believe that:
          (a) the Registration Statement, at the latest effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (b) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
          (c) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon, any other financial, statistical or accounting data, the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, or the other information of a financial or reserve nature included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the

Prospectus, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.